Exhibit 10.3

April 15, 2024

Re: Amendment to Employment Agreement

Dear Jason:

Reference is made to your employment agreement with AdaptHealth Corp.(the “Company”), dated as of May 1, 2020 (the “Employment Agreement”). Capitalized terms set forth herein will have the meanings set forth in the Employment Agreement. By signing below, you confirm our mutual understanding with respect to the following amendments to the Employment Agreement:

1.	Section 7(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(c)      Effect of Termination by Company without Cause. Except as otherwise provided herein, in the event this Agreement is terminated without Cause by the Company pursuant to this Section 7(c), the Company shall (i) continue the payment of Base Salary to the Employee, as well as provide all other benefits as described in Sections 3(b) and (c) hereof, for eighteen (18) months, and (ii) pay the Employee a yearly bonus for the year of such termination equal to the target amount of the Employee’s yearly bonus for such year, pro-rated for the number of days the Employee was employed with the Company during such year of termination and paid at the same time as the yearly bonuses for such year is otherwise paid to the Company’s senior management. In addition, in the event this Agreement is terminated without Cause by the Company pursuant to this Section 7(c), the Company shall pay the Employee the Accrued Benefits.”

2.	Section 7(f) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(f)      Effect of Termination by Employee for Good Reason. In the event the Employee terminates this Agreement for Good Reason, the Company shall (i) continue the payment of Base Salary to the Employee, as well as provide all other benefits as described in Sections 3(b) and (c) hereof, for eighteen (18) months, and (ii) pay the Employee a yearly bonus for the year of such termination equal to the target amount of the Employee’s yearly bonus for such year, pro-rated for the number of days the Employee was employed with the Company during such year of termination and paid at the same time as the yearly bonuses for such year is otherwise paid to the Company’s senior management. In addition, in the event the Employee terminates this Agreement for Good Reason, the Company shall pay the Employee the Accrued Benefits.”

Except as otherwise provided above, the terms of your Employment Agreement will continue remain the same: Upon review and acceptance, please sign and return this letter to me via DocuSign.

Sincerely,

By:	/s/ Jennifer Spear

Jennifer Spear
Vice President, Head of Human Resources
AdaptHealth, Corp.
215-370-8664

I have fully read and accept the terms set forth in this offer letter.

/s/ Jason Clemens

Name: Jason Clemens

Date: April 15, 2024

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